Exhibit (a)(1)(E)

                          Delta and Pine Land Company

            Offer to Purchase for Cash by Delta and Pine Land Company
         up to 1,739,130 Shares of its Common Stock at a Purchase Price
             Not Greater Than $28.75 Nor Less Than $25.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 17, 2005 UNLESS D&PL EXTENDS THE TENDER OFFER.

April 20, 2005

To Our Clients:

Enclosed for your consideration are the offer to purchase, dated April 20, 2005, and the letter of transmittal, in connection with the tender offer by Delta and Pine Land Company, a Delaware corporation ("D&PL"), to purchase up to 1,739,130 shares of its common stock, par value $0.10 per share. Pursuant to the offer to purchase and the letter of transmittal, which together (as each may be amended or supplemented from time to time) constitute the tender offer, D&PL will purchase the shares at a price, specified by tendering stockholders, not greater than $28.75 nor less than $25.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase.

D&PL will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $28.75 nor less than $25.00 per share (the "Purchase Price"), that it will pay for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. D&PL will select the lowest Purchase Price that will allow it to purchase an aggregate of 1,739,130 shares, or if a lesser number of shares is properly tendered and not properly withdrawn, all such shares that are properly tendered and not properly withdrawn. D&PL will pay the same Purchase Price for each share of common stock purchased in the tender offer.

All shares properly tendered before the expiration date (as defined in Section 1 of the offer to purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased by D&PL at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the "odd lot," proration and conditional tender provisions thereof. All shares tendered at prices in excess of the Purchase Price and all shares that D&PL does not accept for purchase because of proration or conditional tenders will be returned at D&PL's expense to the stockholders that tendered such shares as promptly as practicable after the expiration date. D&PL expressly reserves the right, in its sole discretion, to purchase more than 1,739,130 shares pursuant to the tender offer, subject to applicable law.

We are the owner of record of the shares of common stock of D&PL held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the letter of transmittal for your information only. You cannot use the letter of transmittal to tender the shares we hold for your account. The letter of transmittal must be completed and executed by us, according to your instructions.

Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

Please note carefully the following:

1. You may tender shares at prices not greater than $28.75 nor less than $25.00 per share, as indicated in the enclosed Instruction Form, net to you in cash, without interest.

2. You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

3. The tender offer is not conditioned upon the receipt of financing or upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the offer to purchase, which you should read carefully.

4. The tender offer, the proration period and the withdrawal rights will expire at 12:00 Midnight, New York City time, on May 17, 2005, unless D&PL extends the tender offer.

5. The tender offer is for 1,739,130 shares of D&PL's common stock, constituting approximately 4.5% of the shares of such stock outstanding as of April 13, 2005.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to Illinois Stock Transfer Company will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the offer to purchase and Instruction 9 to the letter of transmittal) stock transfer taxes on D&PL's purchase of shares pursuant to the tender offer.

7. If you (i) own beneficially or of record an aggregate of fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned "Odd Lots" in the attached Instruction Form, then D&PL, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

8. If you wish to condition your tender upon the purchase of all shares tendered or upon D&PL's purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. D&PL's purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

9. If you wish to tender portions of your shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your shares. We must and will submit separate letters of transmittal on your behalf for each price you will accept.

10. The Board of Directors of D&PL has approved the tender offer. However, neither D&PL, nor its Board of Directors nor the dealer manager makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares for purchase, or as to the price or prices at which stockholders should choose to tender their shares. Stockholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which they should tender such shares. Of the directors and executive officers, one of D&PL's executive officers has advised D&PL that he intends to tender a portion of his shares in the tender offer.

If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the

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

expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on May 17, 2005, unless D&PL extends the tender offer.

As described in the offer to purchase, if more than 1,739,130 shares, or such greater number of shares as D&PL may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, then D&PL will accept shares for purchase at the Purchase Price in the following order of priority:

1. First, D&PL will purchase all shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any "odd lot" holder who:

     (a) tenders ALL of the shares owned beneficially or of record by such odd lot holder at or below the Purchase Price before the expiration date (partial tenders will not qualify for this preference); AND

     (b) completes the section captioned "Odd Lots" on the letter of transmittal and, if applicable, on the notice of guaranteed delivery, without regard to any proration that would otherwise be applicable to such "odd lot" shares.

2. Second, after D&PL has purchased all properly tendered (and not properly withdrawn) "odd lot" shares, D&PL will purchase all other shares properly tendered at or below the Purchase Price before the expiration date (and not properly withdrawn) on a pro rata basis if necessary, subject to the conditional tender provisions described in Section 6 of the offer to purchase, and with adjustments to avoid purchases of fractional shares, all as provided in the offer to purchase.

3. Third, and only if necessary to permit D&PL to purchase 1,739,130 shares (or such greater number of shares as D&PL may elect to purchase subject to applicable law), D&PL will purchase properly tendered shares from holders who have tendered shares conditionally (and for whom the condition was not initially satisfied) by random lot to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered (and for whom the condition was not initially satisfied) must have tendered all of their shares.

The tender offer is being made solely pursuant to the offer to purchase and the letter of transmittal and is being made to all record holders of shares of D&PL's common stock. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

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

                        Instruction Form with Respect to
                           Delta and Pine Land Company
                           Offer to Purchase for Cash
                   up to 1,739,130 Shares of its Common Stock at a Purchase Price Not Greater Than $28.75
                         Nor Less Than $25.00 Per Share


The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase dated April 20, 2005 and the letter of transmittal in connection with the tender offer by Delta and Pine Land Company, a Delaware corporation ("D&PL"), to purchase up to 1,739,130 shares of its common stock, par value $0.10 per share at a price specified by the undersigned and not greater than $28.75 nor less than $25.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed offer to purchase, dated April 20, 2005 and the letter of transmittal, which together (as each may be amended and supplemented from time to time) constitute the tender offer.

The undersigned understands that D&PL will, upon the terms and subject to the conditions of the tender offer, (i) determine a single per share price not greater than $28.75 nor less than $25.00 per share (the "Purchase Price") and
(ii) purchase the shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. D&PL will select the lowest Purchase Price that will allow it to purchase 1,739,130 shares, or if a lesser number of shares is properly tendered and not properly withdrawn, all such shares that are properly tendered and not properly withdrawn. D&PL will pay the same Purchase Price for each share of common stock purchased in the tender offer. D&PL will purchase all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the "odd lot", proration and conditional tender provisions described in the offer to purchase. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that D&PL does not accept for purchase because of proration or conditional tenders will be returned at D&PL's expense to the stockholders that tendered such shares as promptly as practicable after the expiration date.

The undersigned hereby instruct(s) you to tender to D&PL the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

   NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

                     ______________ SHARES OF COMMON STOCK*

*Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

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

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.
________________________________________________________________________________

        SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
                (See Instruction 5 of the letter of transmittal)

|_| The undersigned wants to maximize the chance of having D&PL purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by D&PL pursuant to the tender offer (the "Purchase Price"). This action could result in receiving a price per share as low as $25.00.

                                     - OR -

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

         Price (in Dollars) Per Share at Which Shares Are Being Tendered

|_|   $25.00          |_|   $26.00       |_|   $27.00        |_|  $28.00
|_|   $25.25          |_|   $26.25       |_|   $27.25        |_|  $28.25
|_|   $25.50          |_|   $26.50       |_|   $27.50        |_|  $28.50
|_|   $25.75          |_|   $26.75       |_|   $27.75        |_|  $28.75

                 You WILL NOT have validly tendered your shares
               unless you check ONE AND ONLY ONE BOX ON THIS PAGE.



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

                                    ODD LOTS
                (See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

|_| By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

In addition, the undersigned is tendering shares either (check ONE box):

|_| at the Purchase Price, which will be determined by D&PL in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading "Shares Tendered at Price Determined Pursuant to the Tender Offer"); OR

|_| at the price per share indicated on the previous page under the heading "Shares Tendered at Price Determined by Stockholders".

                               CONDITIONAL TENDER
                (See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition such stockholder's tender of any shares upon the purchase by D&PL of a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless D&PL purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, D&PL will not purchase any of the shares tendered below. It is the tendering stockholder's responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that D&PL must purchase if D&PL purchases any shares from you, D&PL will deem your tender unconditional.

|_| The minimum number of shares that D&PL must purchase from me if D&PL purchases any shares from me, is: ______________________ shares.

If, because of proration, D&PL will not purchase the minimum number of shares that you designate, D&PL may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

|_|      The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.

                        - PLEASE SIGN ON THE NEXT PAGE -



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

                                    SIGNATURE

Please Print

Signature(s):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Names(s):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Taxpayer Identification or Social Security Number:
________________________________________________________________________________

Address(es):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                             (include zip code)

Area Code & Phone Number(s):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Date:
________________________________________________________________________________


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